JEREMY'S MICROBATCH  ICE CREAMS, INC.
                             2000 STOCK OPTION PLAN

                         Effective as of  July 10, 2000




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                      JEREMY'S MICROBATCH  ICE CREAMS, INC.

                             2000 STOCK OPTION PLAN

1.   Purpose
     -------

     Jeremy's MicroBatch Ice Creams, Inc. (the "Corporation") desires to attract and retain the best available talent and encourage the highest level of performance by employees and other persons who perform services for the Corporation in order to serve the best interests of the Corporation and its shareholders. By affording eligible persons the opportunity to acquire proprietary interests in the Corporation and by providing them incentives to put forth maximum efforts for the success of the Corporation's business, the Jeremy's MicroBatch Ice Creams, Inc. 2000 Stock Option Plan (the "Plan") is expected to contribute to the attainment of those objectives.

2.   Scope  and  Duration
     --------------------

     Awards under the Plan may be granted in the form of incentive stock options ("incentive stock options") as provided in section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified stock options ("nonqualified options") (unless otherwise indicated, references in the Plan to "options" include incentive stock options and nonqualified options). Unless otherwise provided by an option agreement or related resolution of the Board of Directors of the Corporation (the "Board") any option granted under this Plan is intended to be an incentive stock option. No option may be issued under the Plan if in doing so the Corporation would exceed the limitations of Rule 701 under the Securities Act of 1933, as amended.

     The maximum aggregate number of shares of the Corporation's common stock ($0.01 par value) (the "Common Stock") as to which awards may be granted from time to time under the Plan is 750,000 shares. The shares available may be in whole or in part, authorized but unissued shares or issued shares reacquired by the Corporation, as the Board shall from time to time determine. Unless otherwise provided by the Board, shares covered by expired or terminated options and forfeited restricted shares or restricted units, shares subject to awards that are paid in cash or surrendered upon the exercise of an option, and shares received by the Corporation upon the exercise of an option will not be available for subsequent awards under the Plan.


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     No  incentive  stock  option  shall  be granted under the Plan more than 10 years after the effective date of the Plan. Otherwise, the Plan will continue until terminated pursuant to paragraph 17.

3.   Administration
     --------------

     The Plan shall be administered by the Board or a committee appointed by the Board and consisting of not fewer than two members (the "Committee"). References to the Committee in this Plan shall be deemed to refer to the Board if a Committee has not been appointed.

     The Committee shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, (i) to grant options, to determine the purchase price of the shares of Common Stock covered by each option, the term of each option, the persons to whom, and the time or times at which options shall be granted, and the number of shares to be covered by each option; (ii) to designate options as incentive stock options or nonqualified options; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to determine the terms and provisions of the option agreements (which need not be identical) entered into in connection with awards under the Plan; (vi) to determine exceptions to the nontransferability of options; and (vii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

     The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility or authority the Committee or such person may have under the Plan.

     The Committee may employ attorneys, consultants, accountants or other persons. The Committee, the Corporation and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all persons who have received awards, the Corporation and all other interested persons. No member or agent of the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or awards made thereunder, and all members and agents of the Committee shall be fully indemnified and protected by the Corporation in respect of any such action, determination or interpretation.


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4.   Eligibility;  Factors  to  be  Considered  in  Granting  Awards
     ---------------------------------------------------------------

     Awards will be limited to (i) employees of the Corporation, its subsidiaries or parent and (ii) any nonemployee advisors or consultants (excluding nonemployee directors) who may provide or who have provided services to the Corporation, its predecessors or its subsidiaries or parent; provided, however, that (x) awards in the form of incentive stock options may be granted only to employees and (y) no award may be made to any member of the Committee. In determining the persons to whom awards shall be granted and the number of shares or units to be covered by each award, the Committee shall take into account the nature of the employees' duties or the services provided, their past, present and potential contributions to the success of the Corporation and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. A director of the Corporation or of a subsidiary or a parent who is not also an employee of the Corporation will not be eligible to receive an award. A person to whom an award has been granted shall be referred to as a "participant."

     A participant who has been granted an award or awards under the Plan may be granted an additional award or awards, subject to such limitations as may be imposed by the Code on the grant of incentive stock options. The Committee, in its sole discretion, may grant to a participant who has been granted an award under the Plan or any other plan maintained by the Corporation, one of its subsidiaries or a parent, or any predecessors or successors thereto, in exchange for the surrender and cancellation of such award, a new award in the same or a different form and containing such terms, including without limitation a price which is different (either higher or lower) than any price provided in the award so surrendered and cancelled, as the Committee may deem appropriate.


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5.   Option  Price
     -------------

     The purchase price of the Common Stock covered by each option shall be determined by the Committee. However, in the case of an award made to any participant in the form of an incentive stock option, the purchase price shall not be less than 100% (or, in the case of an incentive stock option granted to a "10% shareholder," as defined in Code section 422, 110%) of the fair market value of the Common Stock on the date the option is granted as determined by the Board of Directors in good faith (the "Fair Market Value"). Such price shall be subject to adjustment as provided in paragraph 12. The Committee shall determine the date on which an option is granted, provided that such date is consistent with the Code and any applicable rules or regulations thereunder. In the absence of such determination, the date on which the Committee adopts a resolution granting an option shall be considered the date on which such option is granted, provided the participant to whom the option is granted is promptly notified of the grant and an option agreement is duly executed as of the date of the resolution.

6.   Term  of  Options,  Units  and  Rights
     --------------------------------------

     The term of each incentive stock option granted under the Plan shall not be more than 10 years (or, in the case of a "10% shareholder," as defined in Code section 422, 5 years) from the date of grant, as the Committee shall determine, subject to earlier termination as provided in paragraphs 9 and 10. The term of each nonqualified stock option shall be such period of time as the Committee shall determine, subject to earlier termination as provided in paragraphs 9 and 10.

7.   Exercise  of  Options;  Loans
     -----------------------------

     (a) Subject to the provisions of the Plan and unless otherwise provided in the option agreement, an option granted under the Plan shall become 100% vested at the earliest of the participant's normal retirement date, the participant's death or total disability (as defined in paragraph 13) or over a 3-year period commencing with the date of the participant's first paycheck from the Corporation as follows: after 1 year - 1/3; after 2 years - 2/3; and on or after 3 years - 3/3. In its sole discretion, the Committee may, in any case or cases, prescribe different installments. The Committee may also, in its sole discretion, accelerate any option at any time or, in any option agreement, provide for the acceleration of the exercisability of any option based on the occurrence of any event or satisfaction of any condition prescribed by the Committee in its sole discretion.


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     (b)     An  option  may  be  exercised  at  any  time  or from time to time
(subject, in the case of an incentive stock option, to such restrictions as may be imposed by the Code), as to any or all full shares as to which the option has become exercisable. Notwithstanding the foregoing provision, without the prior consent of the Committee, no option may be exercised at any time when the Fair Market Value of the common stock to be acquired upon exercise is less than the purchase price of the shares pursuant to the option.

     (c) The purchase price of the shares as to which an option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check or other instrument acceptable to the Corporation, or, with the consent of the Committee, in shares of the Common Stock, valued at the Fair Market Value on the date of exercise, or (if permitted by the Committee and subject to such terms and conditions as it may determine) by surrender of outstanding awards under the Plan. In addition, any amount necessary to satisfy applicable federal, state or local tax requirements shall be paid promptly upon notification of the amount due. The Committee may permit such amount to be paid in shares of Common Stock previously owned by the participant, or a portion of the shares of Common Stock that otherwise would be distributed to such participant upon exercise of the option, or a combination of cash and shares of such Common Stock.

     (d) Except as provided in paragraphs 9 and 10, no option which is an incentive stock option may be exercised at any time unless the holder thereof is then an employee of the Corporation, one of its subsidiaries or a parent. For this purpose, "parent" or "subsidiary" shall include, as under Treasury Regulations section 1.421-7(h)(3) and (4), Example (3), any corporation that is a parent or subsidiary of the Corporation during the entire portion of the requisite period of employment during which it is the employer of the holder.


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     (e)     The  Committee,  in  its  sole  discretion,  may  elect, in lieu of delivering all or a portion of the shares of Common Stock as to which an option has been exercised, if the fair market value of the Common Stock exceeds the exercise price of the option (i) to pay the participant in cash or in shares of Common Stock, or a combination of cash and Common Stock, an amount equal to the excess of (A) the Fair Market Value on the exercise date of the shares of Common Stock as to which such option has been exercised, over (B) the option price, or
(ii) in the case of an option which is a nonqualified option, to defer payment and to credit the amount of such excess on the Corporation's books for the account of the optionee and either (x) to treat the amount in such account as if it had been invested in the manner from time to time determined by the Committee, with dividends or other income thereon being deemed to have been so reinvested or (y) for the Corporation's convenience, to contribute the amount credited to such account to a trust, which may be revocable by the Corporation, for investment in the manner from time to time determined by the Committee and set forth in the instrument creating such trust. The Committee's election pursuant to this subparagraph shall be made by giving written notice of such election to the participant (or other person exercising the option). Shares of Common Stock paid pursuant to this subparagraph will be valued at the Fair
Market  Value  on  the  exercise  date.

     (f) Subject to any terms and conditions that the Committee may determine in respect of the exercise of options involving the surrender of outstanding awards, upon, but not until, the exercise of an option or portion thereof in accordance with (i) the Plan, (ii) the option agreement and (iii) such rules and regulations as may be established by the Committee, the holder thereof shall have the rights of a shareholder with respect to the shares issued as a result of such exercise.

     (g) The Corporation may make loans to such option holders as the Committee, in its discretion, may determine (including a holder who is a director or officer of the Corporation) in connection with the exercise of options granted under the Plan; provided, however, that the Committee shall not authorize the making of any loan where the possession of such discretion or the making of such loan would result in a "modification" (as defined in section 424 of the Code) of any incentive stock option. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Committee shall determine not inconsistent with the Plan. Such loans shall bear interest at such rates as the Committee shall determine from time to time, which rates may be below then current market rates (except in the case of incentive stock options). In no event may any such loan exceed the fair market value, at the date of exercise, of the shares covered by the option, or portion thereof, exercised by the holder. No loan shall have an initial term exceeding 5 years, but any such loan may be renewable at the discretion of the Committee. When a loan shall have been made, shares of Common Stock having a fair market value at least equal to the principal amount of the loan shall be pledged by the holder to the Corporation as security for payment of the unpaid balance of the loan. Every loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.


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8.   Non-Transferability  of  Options
     --------------------------------

     Options granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Options may be exercised during the lifetime of the participant only by the participant or by the participant's guardian or legal representative (unless such exercise would disqualify an option as an incentive stock option).

9.   Termination  of  Employment
     ---------------------------

     (a) If the employment of an employee to whom an option has been granted under the Plan shall be terminated for any reason other than the death or "total disability" (as defined in paragraph 10) of an employee, then such option shall, unless otherwise provided by the Committee, terminate on the date of termination of employment; provided, however, that in the case of an employee whose termination results from retirement from active employment at or after age 65, options may be exercised within 3 months after such termination, but in no case later than the date on which the option, right or limited right terminates.

     (b) Awards granted under the Plan shall not be affected by any change of duties or position so long as the holder continues to be an employee of the Corporation or any of its subsidiaries or any parent. Any option agreement, or any rules and regulations relating to the Plan, may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. Any such rules and regulations with reference to any option agreement shall be consistent with the provisions of the Code and any applicable rules and regulations thereunder. Nothing in the Plan or in any award granted pursuant to the Plan shall confer upon any employee any right to continue in the employ of the Corporation or any of its subsidiaries or a parent or interfere in any way with the right of the Corporation or any such subsidiary or parent to terminate such employment at any time.


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     (c)     Notwithstanding  anything  else in the Plan to the contrary, if the corporation employing an individual to whom an option has been granted under the Plan ceases to be a subsidiary or parent of the Corporation, then the Committee may provide that service with such employer or its direct or indirect parents or subsidiaries in any capacity shall be considered employment with the Corporation for purposes of the Plan.

10.  Death  or  Total  Disability  of  Employee
     ------------------------------------------

     If an employee to whom an option has been granted under the Plan shall die or suffer a "total disability" while employed by the Corporation, one of its subsidiaries or a parent, such option may be exercised, to the extent that the employee was entitled to do so at the termination of employment (including by reason of death or total disability), as set forth herein or in the applicable option agreement by the employee, the legal guardian of the employee (unless such exercise would disqualify an option as an incentive stock option), a legatee or legatees of the employee under the employee's last will, or by the employee's personal representatives or distributees, whichever is applicable, at any time within 3 months after the date of the employee's death or total disability, but in no case later than the date on which the option terminates.

     For purposes hereof, "total disability" is defined as a condition which permits the employee to receive full benefits under the Corporation's long-term disability plan. If employee is not eligible to participate in such plan or no such plan is then maintained, "total disability" means any physical or mental condition which renders the employee unable to perform his or her duties to the satisfaction of the Committee and which condition may be expected to continue for more than 6 months in the opinion of a physician selected by the Committee.


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11.  Awards  to  Nonemployees
     ------------------------

     Any nonemployee of the Corporation who receives an award under the Plan shall be subject to such constraints with respect to exercisability of awards and forfeiture of awards as the Committee, in its sole discretion, may prescribe.

12.  Adjustment  upon  Changes  in  Capitalization,  etc.
     ----------------------------------------------------

     Notwithstanding any other provision of the Plan, the Committee may at any time make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding options as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of distributions to holders of Common Stock other than a normal cash dividend, changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Committee may make such adjustment as it deems equitable in respect of outstanding options including in the Committee's discretion, revision of outstanding options so that they may be exercisable for or payable in the consideration payable in the acquisition transaction. No adjustment shall be made in respect of an incentive stock option if such adjustment would disqualify such option as an incentive stock option under section 422 of the Code and the Treasury Regulations thereunder. No adjustment shall be made in the minimum number of shares with respect to which an option may be exercised at any time. Any fractional shares resulting from such adjustments to options shall be eliminated.

13.  Effective  Date
     ---------------

     The Plan shall be effective as of the date of adoption by the Board of Directors of the Corporation. The Committee may, in its discretion, grant awards under the Plan, the grant, exercise or payment of which shall be expressly subject to the condition that, to the extent required at the time of grant, exercise or payment, any requisite approval or consent of any governmental authority of any kind having jurisdiction over awards granted under the Plan be obtained.


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14.  Termination  and  Amendment
     ---------------------------

     The Board of Directors of the Corporation may suspend, terminate, modify or amend the Plan, provided that any amendment that would increase the aggregate number of shares that may be issued under the Plan, materially increase the benefits accruing to participants under the Plan, or materially modify the requirements as to eligibility for participation in the Plan shall be subject to applicable law or any other governing rules or regulations, except that any such increase or modification that may result from adjustments authorized by paragraph 12 does not require such approval. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. In addition, no suspension, termination, modification or amendment of the Plan may, without the consent of the participant to whom an award shall theretofore have been granted, adversely affect the rights of such participant under such award.

15.  Written  Agreements
     -------------------

     Each award of options shall be evidenced by a written agreement, executed by the participant and the Corporation, which shall contain such restrictions, terms and conditions as the Committee may require.

16.  Effect  on  Other  Stock  Plans
     -------------------------------

     The adoption of the Plan shall have no effect on awards made or to be made pursuant to other stock plans covering employees or nonemployees of the Corporation, its subsidiaries or parent, or any predecessors or successors thereto.

17.  Governing  Law
     --------------

     The Plan and any award granted thereunder shall be governed by, and interpreted according to the laws of the State of Delaware.


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